Exhibit 13.1

Certification of the Principal Executive Officer of

Quebecor Media Inc.

pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Quebecor Media Inc. (the “Company”) on Form 20-F for the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pierre Karl Péladeau, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)                                                       The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2018
/s/ Pierre Karl Péladeau
Name: Pierre Karl Péladeau
Title: President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.